Exhibit 99.1

Alpine Immune Sciences Provides Pipeline Update and
Reports Second Quarter 2019 Financial Results
ALPN-101 Progresses to Multiple-Ascending Dose Cohorts of Phase I Study
ALPN-202 Submission for Clinical Trial Authorization Anticipated by Year End 2019
SEATTLE, WA - August 13, 2019 - Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer, autoimmune/inflammatory, and other diseases, today provided a corporate update and reported financial results for the second quarter ended June 30, 2019.
“I am proud of the progress Alpine has made in the first six months of the year and the momentum we’ve built heading into a potentially transformative year ahead,” said Mitchell H. Gold, MD, Executive Chairman and Chief Executive Officer of Alpine. “The Phase I trial of ALPN-101 in healthy volunteers has advanced through the single-ascending dose cohorts, enabling initiation of the multiple-ascending dose cohorts. This is an important milestone for our first-in-class dual ICOS/CD28 blocker which we believe has the potential to deliver meaningful remissions in inflammatory diseases. We expect to have completed the critical portions of the Phase 1 trial of ALPN-101 by the end of 2019 and look forward to initiating our studies in acute GVHD and Psoriatic Arthritis.”
Recent Pipeline and Company Highlights
ALPN-101 Update:

•
Phase I Trial Successfully Progresses Through the Single-Ascending Dose (SAD) Cohorts: Dosing of all planned SAD cohorts in the Phase I healthy volunteer study has been successfully completed. Enrollment has begun on the multiple-ascending dose cohorts.

“The safety, pharmacokinetic and pharmacodynamic data so far have been encouraging and we believe this study, once complete, will allow us to select an appropriate dose(s) for Phase II studies,” said Stanford Peng, MD, PhD, Alpine’s President and Head of Research and Development. “We expect to have these data before the end of the year and hope to present the data publicly in the first half of 2020.”

•	Trials in patients with GVHD and Psoriatic Arthritis are on track to begin following completion of the Phase I healthy volunteer study.

•
Alpine plans to present additional preclinical data supporting the potential role of ALPN-101 in additional indications at an upcoming scientific conference in the fourth quarter of 2019, supporting the potential broad utility of ALPN-101.

ALPN-202 Update:

•
Alpine anticipates submitting for regulatory authorization to begin clinical trials by the end of 2019. Alpine believes ALPN-202 will be the first clinical trial of a conditional T-cell agonist targeting CD28 while also providing checkpoint blockade.

•	Alpine expects to present new mechanistic data in the fourth quarter of 2019 supporting the unique mechanism of action of ALPN-202.
Corporate Update:

•
Initiated New Collaboration with Adaptimmune: Alpine entered into a collaboration and license agreement with Adaptimmune Therapeutics (NASDAQ:ADAP) in May 2019. The new partnership aims to utilize Alpine’s secreted and transmembrane immunomodulatory protein (termed SIP™ and TIP™) technology in an effort to further enhance the design and development of Adaptimmune’s next-generation SPEAR T-cell therapies.
Expanded Management Team:
Alpine announced the addition of Wayne Gombotz, PhD as Chief Technology Officer of Alpine. With over 30 years of biotechnology and pharmaceutical experience, most recently as Chief Development Officer at Immune Design, Dr. Gombotz will help advance Alpine’s programs into and through each stage of clinical development.
Remy Durand, PhD was also appointed as Vice President, Business Development during the second quarter of 2019. Remy brings with him deep experience in biotechnology strategy, company formation, and investor relations. Prior to joining Alpine, Remy was a Vice President on the investment team at Frazier Healthcare Partners. He received his Ph.D. from Stanford University in Bioengineering.
Financial Results for Second Quarter and First Six Months of 2019
As of June 30, 2019, Alpine had cash, cash equivalents, and short-term investments totaling $55.6 million compared to $52.3 million as of December 31, 2018. Alpine recorded a net loss of $11.9 million and $7.9 million for the three months ended June 30, 2019 and 2018, respectively, and $24.2 million and $13.2 million for the six months ended June 30, 2019 and 2018, respectively.
Research and development expenses for the second quarter ended June 30, 2019 were $10.2 million compared to $5.7 million for the second quarter ended June 30, 2018. For the six months ended June 30, 2019 and 2018, research and development expenses were $20.5 million and $9.5 million, respectively. The company expects a continued increase to research and development activities to support the clinical advancement of its ALPN-101 and ALPN-202 programs.
General and administrative expenses for the second quarter ended June 30, 2019 were $2.6 million compared to $1.9 million for the second quarter ended June 30, 2018. For the six months ended June 30, 2019 and 2018, general and administration expenses were $4.9 million and $4.0 million, respectively. The increase was primarily attributable to professional and legal fees, in addition to personnel-related expenses and the costs associated with expanding the company’s operations as we continue to increase development and clinical activities.
Cash Guidance
Alpine expects to have sufficient cash to fund operations and drive the clinical advancement of Alpine's lead programs, ALPN-101 in autoimmune/inflammatory diseases and ALPN-202 in oncology, into 2021.
About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is committed to leading a new wave of immune therapeutics, creating potentially powerful multifunctional immunotherapies to improve patients’ lives via unique protein engineering technologies. Alpine has two lead programs. The first, ALPN-101 for autoimmune/inflammatory diseases, is a selective dual T-cell costimulation blocker engineered to reduce pathogenic T and B cell immune responses by blocking ICOS and CD28. ALPN-101 is currently enrolling a phase I healthy volunteer trial. The second, ALPN-202 for cancer, is a conditional CD28 costimulator and dual checkpoint inhibitor. Alpine is backed by world-class research and development capabilities, a highly-productive scientific platform, and a proven management team. For more information, visit www.alpineimmunesciences.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies, the timing of and results from clinical trials and pre-clinical development activities, clinical and regulatory objectives and the timing thereof, expectations regarding the sufficiency of cash to fund operations into 2021, the potential efficacy, safety profile, future development plans, addressable market, regulatory success, and commercial potential of our product candidates, the efficacy of our clinical trial designs, expectations regarding our ongoing collaborations, and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our product candidates; our ongoing discovery and pre-clinical efforts may not yield additional product candidates; our discovery-stage and pre-clinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
“Secreted Immunomodulatory Proteins”, “SIP”, “Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.

Alpine Immune Sciences, Inc.
Selected Condensed Consolidated Balance Sheet Data
(In thousands)
	June 30, 2019	December 31, 2018
	(unaudited)
Cash and cash equivalents	$15,468	$10,711
Short-term investments	40,097	41,592
Total current assets	57,222	53,545
Total assets	70,087	54,873
Total current liabilities	12,556	8,127
Total stockholders’ equity	45,421	44,591
Total liabilities and stockholders’ equity	70,087	54,873

Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)
Collaboration revenue	$567	$390	$567	$705
Operating expenses:
Research and development	10,166	5,718	20,516	9,510
General and administrative	2,553	1,883	4,898	3,991
Loss on sale of intangible asset	—	1,203	—	1,203
Total operating expenses	12,719	8,804	25,414	14,704
Loss from operations	(12,152)	(8,414)	(24,847)	(13,999)
Other income (expense):
Interest expense	(61)	(83)	(131)	(161)
Interest and other income	357	337	741	642
Loss before taxes	(11,856)	(8,160)	(24,237)	(13,518)
Income tax benefit	—	253	—	305
Net loss	$(11,856)	$(7,907)	$(24,237)	$(13,213)
Comprehensive income (loss):
Unrealized gain on investments	17	50	32	4
Unrealized gain (loss) on foreign currency translation	4	—	(10)	—
Comprehensive loss	$(11,835)	$(7,857)	$(24,215)	$(13,209)
Weighted-average shares used to compute basic and diluted net loss per share	18,576,199	13,848,974	18,126,556	13,846,865
Basic and diluted net loss per share	$(0.64)	$(0.57)	$(1.34)	$(0.95)

Alpine Immune Sciences Inc.
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